HOUSING
HDA          HOUSING DEVELOPMENT ASSOCIATES S.E.

                                                                           Mailing Address:
DEVELOPMENT  65th Infantry Avenue, Rd.3, Km. 15.3  Tel. (787) 641-5844/45  PO Box 54
ASSOCIATES   Canovanas, PR  00729                  Fax (787) 641-1660      Canovanas, PR  00729


     EXHIBIT  99.1
     -------------


September 29, 2004              Press Release


           NEW EL COMANDANTE OPERATOR TO INVEST MORE THAN $40 MILLION
                 TO INSTALL AND OPERATE NEW VIDEO GAMING SYSTEM

     The new El Comandante operator is to invest more than $40 million to transform the horse racing industry and incorporate a new video gaming system.

     Housing Development Associates (HDA), a limited partnership that holds the El Comandante horse racing license and is an affiliate of Equus Gaming Co., announced last week that four companies or consortia are competing as finalists for the right to operate the El Comandante race track and initiate a transformation of the horse racing industry by supplementing its current activity with a new video gaming system. The request for proposal process began in June, a few days after the Government approved a new Horse Racing Act (Law Number 139 of June 5, 2004).

     The new company, to be selected October 15, is to be a joint venture with Equus Gaming Co. Yet, Equus would not be involved in the operation of El
Comandante or the new video gaming system. The new company would begin operations in January, 2005, after the Government grants it an operating license and new regulations for the video gaming system are approved. The process of installing the new video gaming system will depend on how fast the new operator can help transform the 650 horse betting agencies, which are independent contractors. The projected investment is based on the company being able to install at least 4,000 video gaming machines during the first year.

     "We are hopeful that with the incorporation of a new video gaming system we will be able to transform the industry by generating a new revenue stream", said Greg Cortes, an attorney who has been appointed by the board of Equus Entertainment Corporation to manage the RFP process.

     The incorporation of video gaming systems to horse racing track operations is a trend in the United States. The first race track to enhance its business with video games was Mountaineer Park in Chester, West Virginia. Part of the income generated by the video gaming machines has been used to increase the average purse. In doing so, it has made the horse racing more attractive for the betting public as it also increases revenues for horse owners and other important components of the horse racing industry.

              IMPACT OF VIDEO GAMES IN THE AVERAGE PURSE STRUCTURE
                      OF HORSE RACE TRACKS IN NORTH AMERICA
--------------------------------------------------------------------
 AVERAGE        1995         1999        % OF       2000       % OF
PURSE PER                                CHANGE               CHANGE
  RACE
--------------------------------------------------------------------
Mountaineer  $2,879.00   $ 8,538.00   196%       $11,782.00   38%
Park
--------------------------------------------------------------------
Delaware     $8,455.00   $26,931.00   212%       $27,564.00    4%
Park
--------------------------------------------------------------------
Prairie      $7,676.00   $13,036.00   69%        $19,940.00   53%
Meadows
--------------------------------------------------------------------
Charles      $2,897.00   $ 8,495.00   193%       $10,195.00   20%
Town Races
--------------------------------------------------------------------
Woodbine     $23,361.00  $33,986.00   45%        $51,215.00   50%
Racetrack
--------------------------------------------------------------------

     El Comandante has been facing financial difficulties for the past five years. It is currently facing foreclosure proceedings in San Juan District Federal Court as bondholders are demanding payment of $86.6 million in principal and interest. El Comandante has until September 30 to respond to the motion filed by bondholders.

     The four companies or consortia that have submitted proposals and have been validated by the RFP committee are the following:

     1)   Sierra  Design  Group/Alliance  Gaming

     2)   Merit Management Group Holdings and CODERE America, S.A.

     3)   Intralot,  Inc.

     4) Scientific Games International, Inc./Scientific Games Worldwide, and WMS Gaming

     Equus Gaming Company is a public company that owns and operates horse race tracks in the Caribbean and South America and engages in the entertainment industry.
                                       ##

Contact:   Lissette Nunez  787 728-7011

                    FOUR GROUPS PARTICIPATING IN RFP PROCESS
                    OF EL COMANDANTE AND VIDEO GAME OPERATION
                                   FACT SHEET

1. SIERRA DESIGN GROUP, BALLY GAMING, ALLIANCE GAMING SDG
(www.sierradesign.com)
 --------------------

Headquartered in Reno Nevada, SIERRA DESIGN GROUP is now a wholly owned business unit of Las Vegas-based ALLIANCE GAMING CORP. (NYSE: AGI), a diversified gaming company engaged in the design, manufacture, operation and distribution of advanced gaming devices and systems worldwide through its Bally Gaming and Systems business unit. Since its inception, SDG has become widely recognized throughout the gaming industry as a technological leader and innovator. Alliance Gaming Corp. operates over 240,000 game units worldwide. The company conducts its operations under four subsidiaries:

          - BALLY GAMING AND SYSTEMS - which specializes in the design, manufacturing and distribution of electronic games, monitors and computerized casino systems.

          - SIERRA DESIGN GROUP (SDG) - which develops electronic programs and video games and provides services to lotteries and casinos.

          - VIDEO SERVICES INC. (VSI) - one of the largest video games operators in Louisiana.

          -    RAINBOW CASINO OPERATIONS - operates casinos in Mississippi.

2. MERIT MANAGEMENT GROUP HOLDINGS AND CODERE AMERICA, S. A.
(www.meritmangementgroup.com -under construction)
 ---------------------------
(www.codere.com)
 --------------

MERIT MANAGEMENT GROUP has over 100 years of collective gaming experience among its 10 principals that are licensed by the National Indian Gaming Commission and by gaming authorities in Nevada, Illinois, Missouri, Indiana, Louisiana, Mississippi and Kansas. It has also maintained competitive business in Chicago, Washington State and Las Vegas. Its members have financed multi-million dollar casino developments with several investment and commercial banks in the United States. They are also leading provider of slot machine and player analysis and research.

CODERE S. A. is a private Spanish gaming company that specializes in electronic betting machines, bingo parlours, off-track betting sites and slot machines. It is the largest gaming company in Latin America and the second largest in Spain. CODERE AMERICA operations take place in Argentina, Chile, Colombia, Mexico, Peru and Uruguay. GRUPO CODERE'S operations in Spain, Latin America and Europe generate $396.4 million in earnings. Codere America's earnings that year summed $131.7 millions.

3. INTRALOT, INC.
(www.intralot.com)
 ----------------

INTRALOT (Integrated Lottery Systems) is engaged in the development of integrated gaming systems and provides multiple services related to the design, development, operation and support of games. The company offers custom-made integrated solutions, which ensure maximum efficiency and absolute security. Gaming applications include: Numerical Lotteries, TV Lottery Games, Sports Lotteries, Fixed Odds Betting, Parimutuel, Horseracing, Instant Lotteries and video lottery games. Following a highly successful period of rapid growth, Intralot is ranked 3rd, based on 2002 financial results, among lottery suppliers worldwide, and maintains a steady course towards the leading position in the global market. Today, the company dominates in the European market, has secured an important position in the developing South American market and is expanding its presence in North America, S.E. Asia and Australia.

4. SCIENTIFICGAMES INTERNATIONAL, INC., SCIENTIFIC GAMES WORLDWIDE AND WMS
   GAMING.
   (WWW.SCIENTIFICGAMES.COM)
    -----------------------
   (WWW.WMSGAMING.COM)
    -----------------

SCIENTIFIC GAMES CORP. (NASDAQ: SGMS) is a worldwide leader and supplier of instant tickets systems and services to lotteries, and the leading supplier of wagering systems and services to casinos. It is also a gaming operator licensed in Connecticut and the Netherlands, and is a leading supplier of pre-paid phone cards to telephone companies. Its customers are in the United States and more than 60 other countries. It has approximately 64% market share of all instant ticket sales in the $19 billion US market; and 27% share of the $23 billion U.S. online market.

     WMS GAMING INC. (NYSE: WMS) designs, manufactures and markets reel-spinning and video gaming devices under the Williams brand name. The company started in 1974 under the WMS Industries Inc. name, developing business in the pinball, video arcade and home video game markets. Later it evolved to the video and software technology, and manufacturing facilities. WMS Gaming Inc. started out in the video lottery terminal (VLT) business in 1991 in North America and moved to the casino business. Since 1988, WMS Industries has been engaged entirely in the manufacture, sale, leasing and licensing of gaming machines.